BRIDGE CREDIT AGREEMENT

     BRIDGE CREDIT AGREEMENT dated as of October 10, 2000 (the "Credit Agreement" or this "Agreement") is by and among SABRE INC., a Delaware corporation (the "Borrower"), the lenders whose names appear on the signature pages hereto (the "Lenders"), BANC OF AMERICA SECURITIES LLC, as Co-Lead Arranger and Joint Book Manager, GOLDMAN SACHS CREDIT PARTNERS L.P., as Co-Lead Arranger, Joint Book Manager and Syndication Agent, MORGAN STANLEY SENIOR FUNDING, INC., as Documentation Agent, and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                            W I T N E S S E T H

     WHEREAS, the Borrower has requested a revolving credit facility of $865 million in the aggregate; and

     WHEREAS, the Lenders have agreed to provide such revolving credit facility on the terms and conditions set forth herein;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1.  DEFINITIONS

     1.1 Defined Terms. Capitalized terms used but not otherwise defined herein (including terms used in the Incorporated Representations, the Incorporated Covenants, the Incorporated Credit Terms, the Incorporated Loan Provisions and the Incorporated Loan Terms) shall have the meanings assigned to such terms in the Existing Credit Agreement as in effect on the Closing Date. As used herein:

     "ABR Loan" means a Loan the rate of interest applicable to which is based upon the ABR.

     "Acquired Person" means any Person that becomes a Subsidiary of the Parent, the Borrower or any of their respective Subsidiaries.

     "Aggregate Tranche A Revolving Committed Amount" shall have the meaning assigned to such term in Section 2.1(a).

     "Aggregate Tranche B Revolving Committed Amount" shall have the meaning assigned to such term in Section 2.1(b).

     "Closing Date" means the date hereof.

     "Commitment Period" means the period from and including the Closing Date to and including the earlier of (i) the Termination Date, and (ii) any earlier date on which the Commitments shall have been terminated in accordance with the provisions hereof.

     "Commitments" means the Tranche A Revolving Commitments and the Tranche B Revolving Commitments.

     "Committed Amount" means the Tranche A Revolving Committed Amount and/or the Tranche B Revolving Committed Amount, as appropriate.

     "CP Debt Transaction" means, with respect to the Parent, the Borrower or any of their respective Subsidiaries, any sale, issuance or placement or incurrence of indebtedness under a commercial paper program.

     "Credit Documents" means, collectively, this Agreement, the Notes and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

     "Default" means any event or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Defaulting Lender" means any Lender that has failed to make a Loan or to purchase a participation interest required hereunder, has failed to pay to the Administrative Agent or any other Lender any amounts owing hereunder or under the other Credit Documents, or has been deemed insolvent or become the subject of bankruptcy, reorganization or insolvency proceedings (or with respect to which a receiver, trustee or similar official has been appointed).

     "Equity Transaction" means with respect to the Parent, the Borrower or any of their subsidiaries, any issuance or sale of shares of capital stock or other equity interest, other than an issuance (i) to the Parent or any of its domestic subsidiaries (including the Borrower), (ii) in connection with a conversion of debt securities to equity, or (iii) in connection with exercise by a present or former employee, officer or director (including any present or former employee, officer or director of any Acquired Person) under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement.

     "Eurodollar Loan" means a Loan the rate of interest applicable to which is based upon the Eurodollar Rate.

     "Event of Default" shall have the meaning given such term in Section
6.1.

     "Existing Credit Agreement" means that $300 million Revolving Credit Agreement dated as of February 4, 2000 among the Borrower, the lenders identified therein (the "Existing Lenders") and Bank of America, N.A., as Administrative Agent, as in effect on the Closing Date (as amended through Amendment No. 1 whether such Amendment is then signed and effective) regardless of whether such Revolving Credit Agreement may have been terminated or amounts owing thereunder repaid.

     "Facility Fee" shall have the meaning assigned to such term in Section 3.5(a).

     "Incorporated Covenants" shall have the meaning assigned to such term in Section 5.1.

     "Incorporated Credit Terms" shall have the meaning assigned to such term in Section 5.1.

     "Incorporated Loan Provisions" shall have the meaning assigned to such term in Section 3.9.

     "Incorporated Loan Terms" shall have the meaning assigned to such term in Section 3.9.

     "Incorporated Representations" shall have the meaning assigned to such term in Section 5.1.

     "Lenders" means the Tranche A Revolving Lenders and the Tranche B Revolving Lenders.

     "Loans" or "loans" means the Revolving Loans and the ABR Loans and Eurodollar Loans comprising the Revolving Loans.

     "Notes" means the Tranche A Revolving Notes and/or the Tranche B Revolving Notes, as appropriate.

     "Notice of Borrowing" means a written notice of borrowing in substantially the form of Schedule 2.2(a), as required by Section 2.2(a).

     "Notice of Extension/Conversion" means a written notice of extension or conversion in substantially the form of Schedule 3.2, as required by
Section 3.2.

     "Other Transaction" means, with respect to the Parent, the Borrower or any of their respective Subsidiaries, (i) any sale, issuance or placement or incurrence of indebtedness of the types described in clauses (a) or (b) of the definition of "Funded Debt", whether or not evidenced by a promissory note or other written evidence of indebtedness (but excluding, for purposes hereof, (a) loans and extensions of credit hereunder and under the Existing Credit Agreement, (b) the incurrence of seller financing obligations in connection with acquisitions and strategic alliances permitted under the Existing Credit Agreement in an aggregate principal amount of up to $50 million, (c) indebtedness of any Acquired Person, provided that such indebtedness is not incurred in anticipation of the acquisition of such Acquired Person, and (d) any CP Debt Transaction); and
(ii) any other transaction or series of related transactions (other than (x) transactions in the ordinary course of business, (y) Equity Transactions and (z) transactions contemplated by the foregoing clause (i)) pursuant to which the Parent, the Borrower or any of their respective Subsidiaries receives net cash proceeds in excess of $100 million.

     "Requisite Lenders" means, at any time, Lenders having more than fifty percent (50%) of the Revolving Commitments, or if the Revolving Commitments have been terminated, Lenders having more than fifty percent (50%) of the aggregate principal amount of Revolving Loans outstanding (taking into account participation interests therein); provided that the Revolving Commitments of and outstanding principal amounts owing to Defaulting Lenders shall be excluded for purposes of making determinations of Requisite Lenders.

     "Revolving Commitments" means the Tranche A Revolving Commitments and the Tranche B Revolving Commitments.

     "Revolving Loans" means the Tranche A Revolving Loans and/or the Tranche B Revolving Loans, as appropriate.

     "Revolving Obligations" shall have the meaning assigned thereto in
Section 8.2.

     "Termination Date" means the date that is nine (9) months after the Closing Date, or any such later date as to which all of the Lenders may in their sole discretion by written consent agree.

     "Tranche A Revolving Commitment" means, with respect to each Lender, the commitment of such Lender to make Tranche A Revolving Loans in an aggregate principal amount at any time outstanding up to such Lender's Tranche A Revolving Committed Amount.

     "Tranche A Revolving Commitment Percentage" means, for each Lender, a fraction (expressed as a percentage) the numerator of which is the Tranche A Revolving Committed Amount of such Lender at such time and the denominator of which is the Aggregate Tranche A Revolving Committed Amount at such time. The initial Tranche A Revolving Commitment Percentage of each Lender is set forth in Schedule 2.1.

     "Tranche A Revolving Committed Amount" means, collectively, the aggregate amount of the Tranche A Revolving Commitments of all of the Lenders, as referenced in Section 2.1(a), and, individually, the amount of each Lender's Tranche A Revolving Commitment, in each case as such amounts may be reduced from time to time in accordance with the provisions hereof. The initial Tranche A Revolving Committed Amount of each Lender is set forth in Schedule 2.1.

     "Tranche A Revolving Lenders" means those Lenders with Tranche A Revolving Commitments hereunder.

     "Tranche A Revolving Loans" shall have the meaning assigned to such term in Section 2.1(a).

     "Tranche A Revolving Notes" means the promissory notes of the Borrower in favor of each of the Tranche A Revolving Lenders evidencing the Tranche A Revolving Loans and obligations owing to such Lender hereunder, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time. The Tranche A Revolving Notes shall be in substantially the form attached as Schedule 2.5.

     "Tranche B Revolving Commitment" means, with respect to each Lender, the commitment of such Lender to make Tranche B Revolving Loans in an aggregate principal amount at any time outstanding up to such Lender's Tranche B Revolving Committed Amount.

     "Tranche B Revolving Commitment Percentage" means, for each Lender, a fraction (expressed as a percentage) the numerator of which is the Tranche B Revolving Committed Amount of such Lender at such time and the denominator of which is the Aggregate Tranche B Revolving Committed Amount at such time. The initial Tranche B Revolving Commitment Percentage of each Lender is set forth in Schedule 2.1.

     "Tranche B Revolving Committed Amount" means, collectively, the aggregate amount of the Tranche B Revolving Commitments of all of the Lenders, as referenced in Section 2.1(b), and, individually, the amount of each Lender's Tranche B Revolving Commitment, in each case as such amounts may be reduced from time to time in accordance with the provisions hereof. The initial Tranche B Revolving Committed Amount of each Lender is set forth in Schedule 2.1.

     "Tranche B Revolving Lenders" means those Lenders with Tranche B Revolving Commitments hereunder.

     "Tranche B Revolving Loans" shall have the meaning assigned to such term in Section 2.1(b).

     "Tranche B Revolving Notes" means the promissory notes of the Borrower in favor of each of the Tranche B Revolving Lenders evidencing the Tranche B Revolving Loans and obligations owing to such Lender hereunder, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time. The Tranche B Revolving Notes shall be in substantially the form attached as Schedule 2.5.

     "Utilization Fee" shall have the meaning assigned to such term in
Section 3.5(b).

     1.2 Accounting Terms. Accounting terms used but not otherwise defined herein shall have the meanings provided under GAAP.

     SECTION 2.  LOANS

     2.1   Revolving Commitments.
           ---------------------

          (a) Tranche A Revolving Commitments. During the Commitment Period, subject to the terms and conditions hereof, each Tranche A Revolving Lender severally agrees to make certain revolving loans (the "Tranche A Revolving Loans") to the Borrower in the amount of such Lender's Tranche A Revolving Commitment Percentage of such Tranche A Revolving Loans for the purposes hereinafter set forth; provided that
     (i) with regard to the Tranche A Revolving Lenders collectively, the aggregate principal amount of Tranche A Revolving Loans at any time shall not exceed SIX HUNDRED TWENTY-TWO MILLION EIGHT HUNDRED THOUSAND DOLLARS ($622,800,000) (as reduced and in effect from time to time, the "Aggregate Tranche A Revolving Committed Amount") and (ii) with regard to each Tranche A Revolving Lender individually, such Lender's Tranche A Revolving Commitment Percentage of Tranche A Revolving Loans at any time shall not exceed such Lender's Tranche A Revolving Committed Amount. Tranche A Revolving Loans may consist of ABR Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.

          (b) Tranche B Revolving Commitments. During the Commitment Period, subject to the terms and conditions hereof, each Tranche B Revolving Lender severally agrees to make certain revolving loans (the "Tranche B Revolving Loans") to the Borrower in the amount of such Lender's Tranche B Revolving Commitment Percentage of such Tranche B Revolving Loans for the purposes hereinafter set forth; provided that
     (i) with regard to the Tranche B Revolving Lenders collectively, the aggregate principal amount of Tranche B Revolving Loans at any time shall not exceed TWO HUNDRED FORTY-TWO MILLION TWO HUNDRED THOUSAND DOLLARS ($242,200,000) (as reduced and in effect from time to time, the "Aggregate Tranche B Revolving Committed Amount") and (ii) with regard to each Tranche B Revolving Lender individually, such Lender's Tranche B Revolving Commitment Percentage of Tranche B Revolving Loans at any time shall not exceed such Lender's Tranche B Revolving Committed Amount. Tranche B Revolving Loans may consist of ABR Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.

     2.2   Method of Borrowing.
           -------------------

          (a) Notice of Request for Extensions of Credit. The Borrower shall request a Loan advance by written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent by delivery of a Notice of Borrowing therefor by the Requisite Time as provided for Committed Loans in the Existing Credit Agreement. A form of Notice of Borrowing hereunder is attached as Schedule 2.2(a). The Administrative Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.2(a), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

          (b) Minimum Amounts. Each Revolving Loan shall be in a minimum principal amount of $15,000,000, in the case of Eurodollar Loans, or $10,000,000 (or the remaining Revolving Committed Amount, if less), in the case of ABR Loans, and integral multiples of $1,000,000 in excess thereof.

          (c) Information Not Provided. If in connection with any such request for a loan advance, the Borrower shall fail to specify (i) an applicable Interest Period in the case of a Eurodollar Loan, the Borrower shall be deemed to have requested an Interest Period of one month, or (ii) the type of Loan requested in the case of Revolving Loans, the Borrower shall be deemed to have requested an ABR Loan.

          (d) Maximum Number of Eurodollar Loans. The Tranche A Revolving Loans may be comprised of no more than five (5) Eurodollar Loans outstanding at any time and the Tranche B Revolving Loans may be comprised of no more than five (5) Eurodollar Loans outstanding at any time. For purposes hereof, Eurodollar Loans with separate or different Interest Periods will be considered as separate Eurodollar Loans even if their Interest Periods expire on the same date.

     2.3 Interest. Subject to Section 3.1, the Loans shall bear interest at a per annum rate payable in arrears on each Applicable Payment Date (which shall include the Termination Date hereunder), or at such other times as may be specified herein, as follows:

          (a) ABR Loans. During such periods as the Loans shall be comprised of ABR Loans, the sum of the ABR plus the Applicable Percentage; and

          (b) Eurodollar Loans. During such periods as the Loans shall be comprised of Eurodollar Loans, the sum of the Eurodollar Rate plus the Applicable Percentage.

     Loans shall bear interest under clause (a) or (b) above as specified in the Notice of Borrowing for such Loans.

     2.4 Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Termination Date.

     2.5 Notes. The loans and obligations owing hereunder shall be evidenced by the Notes, substantially in the form of Schedule 2.5.

     2.6 Use of Proceeds. Proceeds of the Revolving Loans shall be used exclusively for (i) the acquisition of GetThere, Inc. and (ii) repayment of the Bridge Loan Promissory Note dated as of August 4, 2000 executed by the Borrower in favor of Bank of America, N.A.; provided that after the occurrence of any CP Debt Transaction, the Tranche A Revolving Commitments may serve as back-up for the commercial paper program established thereunder, and thereafter, the proceeds of any subsequent Tranche A Revolving Loan advance may be used only to service the subject commercial paper program.

     SECTION 3.  GENERAL PROVISIONS APPLICABLE TO LOANS.

     3.1 Default Rate. If all or any portion of the principal amount of any Loan, or interest payable hereunder, or any other amounts payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), subject to applicable grace periods therefor, such overdue amount shall bear interest, payable on demand, at the Default Rate.

     3.2 Continuations and Conversions. Continuation and Conversions of the Loans hereunder shall be made on the same basis, and subject to the same terms and conditions therefor as provided in the Existing Credit Agreement. A form of Notice of Extension/Conversion is attached hereto as Schedule 3.2.

     3.3   Prepayments.
           -----------

     (a) Voluntary Prepayments. The Revolving Loans may be prepaid in whole or in part without premium or penalty, except any break-funding indemnity payments owing in respect thereof, in such minimum amounts as provided in
Section 2.2(b). Subject to the terms and conditions hereof, amounts prepaid may be reborrowed.

     (b)   Mandatory Prepayments.
           ---------------------

          (i) Committed Amounts. If at any time (i) the aggregate principal amount of Tranche A Revolving Loans shall exceed the Aggregate Tranche A Revolving Committed Amount, or (ii) the aggregate principal amount of Tranche B Revolving Loans shall exceed the Aggregate Tranche B Revolving Committed Amount, the Borrower shall immediately make payment on the Revolving Loans in an amount equal to the difference.

          (ii) Equity Transactions. The Revolving Loans shall be promptly prepaid in an amount equal to one hundred percent (100%) of the net cash proceeds received from any Equity Transaction.

          (iii) CP Debt Transactions. The Tranche A Revolving Loans shall be promptly prepaid in an amount equal to one hundred percent (100%) of the net cash proceeds received from any CP Debt Transaction.

          (iv) Other Transactions. The Revolving Loans shall be promptly prepaid in an amount equal to (A) one hundred percent (100%) of the net cash proceeds received from any Other Transaction described in clause (i) of the definition thereof and (B) one hundred percent (100%) of the net cash proceeds in excess of $100 million received in any Other Transaction described in clause (ii) of the definition thereof.

     3.4   Commitment Reductions.
           ---------------------

          (a) Voluntary Reduction of Commitments. The Commitments hereunder may be terminated or permanently reduced in whole or in part on three
     (3) Business Days' prior written notice to the Administrative Agent, provided that any such reductions shall be in a minimum principal amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof.

          (b) Mandatory Reduction of Commitments. The Revolving Commitments shall be permanently reduced automatically by an amount equal to any prepayment required by Section 3.3(b)(ii) in respect of Equity Transactions or Section 3.3(b)(iv) in respect of Other Transactions.

     3.5   Fees.
           ----

          (a) Facility Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender a facility fee ("Facility Fee") equal to the Applicable Percentage times the actual daily amount of its Revolving Commitment, regardless of usage. The Facility Fee shall accrue at all times from the Closing Date until the Termination Date and shall be payable quarterly in arrears on each Applicable Payment Date. The Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Percentage during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Percentage separately for each period during such quarter that such Applicable Percentage was in effect. The Facility Fee shall accrue at all times, including at any time during which one or more conditions in Section 4 of the Existing Credit Agreement are not met.

          (b) Utilization Fee. During any quarter that the actual sum of
     (i) Outstanding Obligations of all the Lenders under the Existing Credit Agreement and (ii) Revolving Loans outstanding hereunder on any day shall exceed fifty percent (50%) of the aggregate amount of the Commitments under the Existing Credit Agreement, the Borrower shall pay to the Administrative Agent for the account of each Lender a utilization fee ("Utilization Fee") equal to the Applicable Percentage times the average daily Revolving Loans outstanding during such quarter. The Utilization Fee shall accrue at all times from the Closing Date until the Termination Date and shall be payable quarterly in arrears on each Applicable Payment Date. The Utilization Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Percentage during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Percentage separately for each period during such quarter that such Applicable Percentage was in effect. The Utilization Fee shall accrue at all times, including at any time during which one or more conditions in
     Section 4 of the Existing Credit Agreement are not met.

          (c) Administrative Agent's Fees. The Borrower agrees to pay all fees and amounts, if any, owing to the Administrative Agent.

     3.6 Pro Rata Treatment. Except to the extent otherwise provided herein:

          (a) Loans. Each advance of a Tranche A Revolving Loan and each payment of principal, interest and fees on or in respect thereof, and each Conversion or Continuation of a Tranche A Revolving Loan, shall be allocated pro rata among the Tranche A Revolving Lenders in accordance with their respective Tranche A Revolving Commitment Percentages. Each advance of a Tranche B Revolving Loan and each payment of principal, interest and fees on or in respect thereof, and each Conversion or Continuation of a Tranche B Revolving Loan, shall be allocated pro rata among the Tranche B Revolving Lenders in accordance with their respective Tranche B Revolving Commitment Percentages. Each loan advance (other than in respect of a CP Debt Transaction), each loan repayment or prepayment (other than in respect of a CP Debt Transaction) and each commitment reduction (other than as set forth in Section 3.3(b)(iii) in respect of a CP Debt Transaction) hereunder shall be made ratably under the Tranche A Revolving Loan Commitments and the Tranche B Revolving Loan Commitments. The Utilization Fee shall be shared by the Lenders ratably based on the average daily principal amount of their respective Commitments during the applicable period.

          (b) Advances. Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its ratable share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount as provided in Section 2.10 of the Incorporated Loan Provisions. If such amount is not made available to the Administrative Agent by such Lender within the time period specified therefor hereunder, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at the rates provided in
     Section 2.10 of the Incorporated Loan Provisions for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

     3.7 Sharing of Payments. The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any loan or any other obligation owing to such Lender under this Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation; provided that no Lender purchasing such a participation shall be entitled to receive any greater amount pursuant to this Section than the transferor Lender would have been entitled to receive in respect of the amount of participation transferred had no such transfer occurred. Except as otherwise expressly provided in this Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall be made (by the Administrative Agent or Lender) together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the ABR. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this
Section 3.7 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.7 to share in the benefits of any recovery on such secured claim.

     3.8 Payments. Payments shall be made hereunder in U.S. dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind at the offices of the Administrative Agent.

     3.9 Incorporation of Loan Provisions. The provisions of Sections 2.09, 2.10, 2.11, and 3.01 through 3.07, inclusive, of the Existing Credit Agreement as in effect on the Closing Date (the "Incorporated Loan Provisions") and all other relevant provisions of the Existing Credit Agreement related thereto, including without limitation the defined terms contained in the Existing Credit Agreement which are used in the Incorporated Loan Provisions (the "Incorporated Loan Terms") are incorporated herein by reference to the same extent and with the same effect as if set forth fully herein, and shall inure to the benefit of the Administrative Agent and the Lenders, without giving effect to any waiver, amendment, modification or replacement of the Existing Credit Agreement or any term or provision of the Incorporated Loan Provisions or the Incorporated Loan Terms occurring subsequent to the Closing Date, except to the extent otherwise specifically provided in the following provisions of this Section 3.9. The Borrower agrees that the Incorporated Loan Provisions shall be as binding on the Borrower as if set forth fully herein; provided that (i) the Incorporated Loan Provisions shall run in favor of the Administrative Agent and the Lenders hereunder (rather than the Administrative Agent and the Existing Lenders under the Existing Credit Agreement as literally provided in the Existing Credit Agreement), (ii) capitalized terms used in the Incorporated Loan Provisions and the Incorporated Loan Terms that are defined in both the Existing Credit Agreement and this Agreement shall have the meanings assigned to such terms in this Agreement, (iii) in the event of the amendment or modification of
(A) any of the provisions of the Incorporated Loan Provisions or (B) any of the Incorporated Loan Terms, the Incorporated Loan Provisions or the Incorporated Loan Terms, as applicable, shall be as in effect immediately prior to such amendment or modification, unless the requisite Lenders hereunder consent to such amendment or modification in accordance with the terms hereof, and (iv) in the event that the Existing Credit Agreement shall be refinanced, repaid, terminated or replaced by another credit agreement, the Incorporated Loan Provisions and the Incorporated Loan Terms shall be as in effect immediately prior to such refinancing, repayment, termination or replacement.

     SECTION 4.   CONDITIONS

     4.1 Conditions to Closing. This Agreement shall become effective upon the satisfaction of the following conditions precedent:

          (a) Execution of Credit Documents. Receipt by the Administrative Agent of (i) multiple counterparts of this Agreement duly executed by the Borrower and each Lender and (ii) Notes for each Lender duly executed by the Borrower, conforming to the requirements of this Agreement and in form and substance satisfactory to the Administrative Agent and the Lenders.

          (b) Legal Opinions. Receipt by the Administrative Agent of multiple counterparts of opinions of counsel for the Borrower relating to the Credit Documents and the transactions contemplated herein, in form and substance satisfactory to the Administrative Agent and the Lenders.

          (c) Corporate Documents. Receipt by the Administrative Agent of the following (or their equivalent) for the Borrower in form and substance satisfactory to the Administrative Agent and the Lenders:

               (i) Articles of Incorporation. Copies of the articles of incorporation, organization or charter documents certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its incorporation.

               (ii) Resolutions. Copies of resolutions of the board of directors approving and adopting the respective Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

               (iii) Bylaws. Copies of the bylaws, operating agreement or equivalent, certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

               (iv) Good Standing. Certificates of good standing, existence or its equivalent certified as of a recent date by the appropriate governmental authorities of the state of incorporation and each other state in which the failure to so qualify and be in good standing would be reasonably likely to have a material adverse effect on the business or operations in such state.

               (v) Officer's Certificate. An officer's certificate dated as of the Closing Date substantially in the form of Schedule 4.1(c)(v) with appropriate insertions and attachments.

          (d) Fees and Expenses. Receipt by the Administrative Agent of all fees and expenses owing to the Administrative Agent (including, without limitation, legal fees and disbursements invoiced on or before the Closing Date) and the Lenders which are payable at closing.

     Notwithstanding the effective date of this Agreement, in no event shall the initial funding hereunder occur prior to October 11, 2000.

     4.2 Conditions to other Revolving Loan Advances. The obligation of each Lender to make each Revolving Loan advance hereunder is subject to the satisfaction of the following conditions precedent on the date of making each such advance:

          (a) Representations and Warranties. The representations and warranties made by the Borrower herein or in any other Credit Documents (including the Incorporated Representations) or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of the advance as if made on and as of such date (except for those which expressly relate to an earlier date); provided that, following the acquisition of GetThere, Inc., the representations and warranties made in respect of GetThere, Inc. and its Subsidiaries shall be made to the best of the Borrower's knowledge.

          (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Revolving Loan advance to be made on such date.

     Each request for a Revolving Loan advance (including for purposes hereof Conversions and Continuations) and each acceptance of a Revolving Loan advance hereunder shall be deemed to constitute a representation and warranty of that the foregoing conditions have been satisfied as of the date of advance.

     SECTION 5.  REPRESENTATIONS, WARRANTIES AND COVENANTS

     5.1 Incorporation of Representations and Covenants. The representations and warranties contained in Section 5 of the Existing Credit Agreement as in effect on the Closing Date (the "Incorporated Representations"), the affirmative and negative covenants contained in Sections 6 and 7, respectively, of the Existing Credit Agreement as in effect on the Closing Date (the "Incorporated Covenants") and all other relevant provisions of the Existing Credit Agreement related thereto, including without limitation the defined terms contained in the Existing Credit Agreement which are used in the Incorporated Representations and the Incorporated Covenants (the "Incorporated Credit Terms") are incorporated herein by reference to the same extent and with the same effect as if set forth fully herein (except as the schedules referenced in the Incorporated Representations, the Incorporated Covenants and the Incorporated Credit Terms may be modified or supplemented as set forth on Schedule 5.1 attached hereto), and shall inure to the benefit of the Administrative Agent and the Lenders, without giving effect to any waiver, amendment, modification or replacement of the Existing Credit Agreement or any term or provision of the Incorporated Representations and Warranties, the Incorporated Covenants or the Incorporated Credit Terms occurring subsequent to the Closing Date, except to the extent otherwise specifically provided in the following provisions of this Section 5.1. The Borrower affirms and represents and warrants to the Administrative Agent and the Lenders that the Incorporated Representations are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date and those which are untrue solely as a result of a change permitted by the Existing Credit Agreement prior to the Closing Date) and covenant and agree that the Incorporated Covenants shall be as binding on the Borrower as if set forth fully herein; provided that (i) the Incorporated Representations and the Incorporated Covenants shall run in favor of the Administrative Agent and the Lenders hereunder (rather than the Administrative Agent and the Existing Lenders under the Existing Credit Agreement as literally provided in the Existing Credit Agreement), (ii) capitalized terms used in the Incorporated Representations, the Incorporated Covenants and the Incorporated Credit Terms that are defined in both the Existing Credit Agreement and this Agreement shall have the meanings assigned to such terms in this Agreement, (iii) in the event of the amendment or modification of
(A) any of the representations and warranties contained in Section 5 of the Existing Credit Agreement, (B) any of the affirmative and negative covenants contained in Sections 6 and 7 of the Existing Credit Agreement or
(C) any of the Incorporated Credit Terms, the Incorporated Representations, the Incorporated Covenants or the Incorporated Credit Terms, as applicable, shall be as in effect immediately prior to such amendment or modification, unless the Requisite Lenders hereunder consent to such amendment or modification in accordance with the terms hereof, and (iv) in the event that the Existing Credit Agreement shall be refinanced, repaid, terminated or replaced by another credit agreement, the Incorporated Representations, the Incorporated Covenants and the Incorporated Credit Terms shall be as in effect immediately prior to such refinancing, repayment, termination or replacement.

     SECTION 6.  EVENTS OF DEFAULT

     6.1 Event of Default. Each of the following shall constitute an "Event of Default" hereunder:

          (a) the Borrower shall fail to pay principal on any Revolving Loans (other than fees) as and on the date when due; or

          (b) the Borrower shall fail to pay any interest on any Revolving Loans, or any Facility Fee or Utilization Fee due hereunder within three (3) Business Days after the date due; or fails to pay any other fees or amount payable to the Administrative Agent or any Lender under any Credit Document within five (5) days after the date due; or

          (c) (i) the Borrower shall fail to observe or perform any term, covenant, obligation or condition of the Borrower under this Agreement other than those set forth in Sections 6.1(a) or (b) hereof, and such failure shall continue for thirty (30) days (except for the covenants set forth in Sections 7.01, 7.03, 7.04 and 7.05 of the Incorporated Covenants for which there shall be no such grace period) after notice thereof to the Borrower, or (ii) any representation or warranty made by the Borrower given in connection herewith, including the Incorporated Representations, or in any document, certificate or financial or other statement delivered in connection herewith or therewith shall be false or inaccurate in any material way when made; or

          (d) the occurrence of any other event or condition which shall constitute an Event of Default under the Existing Credit Agreement (whether or not waived).

     6.2 Remedies. Upon the occurrence of an Event of Default, and at any time thereafter, the Administrative Agent shall, upon the request and direction of the Requisite Lenders, (i) terminate the commitments hereunder and declare the unpaid principal of, and any accrued interest owing on, the loans and all other indebtedness or obligations owing hereunder or under any of the other Credit Documents or in connection herewith or therewith, immediately due and payable, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (ii) enforce any other rights and interests available under the Credit Documents or at law, including rights of set off. Notwithstanding the foregoing, in the case of an Event of Default in respect of bankruptcy or insolvency described in clauses (f), (g) or (h) of Section 8.01 of the Existing Credit Agreement, the commitments hereunder shall immediately and automatically terminate and the Revolving Loans and all accrued interest and all other indebtedness and other amounts owing hereunder or under any of the other Credit Documents owing to the Administrative Agent and the Lenders shall become immediately due and payable without presentment, demand, protest or the giving of any notice or other action by the Administrative Agent and the Lenders, all of which are hereby waived by the Borrower.

     SECTION 7.   AGENCY PROVISIONS

     7.1 Appointment and Authorization of Administrative Agent. Each Lender hereby irrevocably (subject to Section 7.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     7.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

     7.3 Liability of Administrative Agent. No Administrative Agent-Related Person shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (ii) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by the Borrower or any officer thereof, contained in this Agreement or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or for any failure of the Borrower or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of the Borrower or any Subsidiary or Affiliate thereof.

     7.4 Reliance by Administrative Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of Requisite Lenders or all Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Lenders. Where this Agreement expressly permits or prohibits an action unless Requisite Lenders otherwise determine, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of Lenders.

     (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

     7.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by Requisite Lenders in accordance with Section 6; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Lenders.

     7.6 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Administrative Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any of its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender as to any matter, including whether any Administrative Agent-Related Persons have disclosed material information in their possession. Each Lender, including any Lender by assignment, represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and Affiliates. Except for notices, reports and other documents expressly required to be furnished to Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Subsidiaries or Affiliates which may come into the possession of any Administrative Agent-Related Person.

     7.7 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Administrative Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, and hold harmless each Administrative Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Administrative Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

     7.8 Administrative Agent in Individual Capacity. Bank of America, N.A. and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent.

     7.9 Successor Administrative Agent. The Administrative Agent may, and at the request of Requisite Lenders shall, resign as the Administrative Agent upon 30 days' notice to Lenders and the Borrower. If the Administrative Agent resigns under this Agreement, Requisite Lenders shall appoint from among Lenders a successor administrative agent for Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which approval of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with Lenders and the Borrower, a successor administrative agent from among Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as the Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Section 7 and Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as Requisite Lenders appoint a successor agent as provided for above.

     7.10 Co-Lead Arranger, etc. None of Lenders identified on the facing page or signature pages of this Agreement as a "co-lead arranger", "joint book manager", "lead manager", "syndication agent" or "documentation agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of Lenders so identified as a "co-lead arranger", "joint book manager", "lead manager", "syndication agent" or "documentation agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

     SECTION 8.  MISCELLANEOUS

     8.1 Notices. All notices required or permitted to be given under any Credit Document shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered when delivered as addressed, or if the addressee refused delivery, when presented for delivery notwithstanding such refusal. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished.

     Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the addresses set forth on Schedule 8.1 hereof.

     From time to time any party may designate additional parties and/or another address for notice purposes by notice to each of the other parties hereto. Each notice hereunder shall be effective upon receipt or refusal thereof.

     8.2 Right of Set-Off. In addition to any rights and remedies of the Administrative Agent and Lenders or any assignee or participant of any Lender or any Affiliate thereof (each, a "Proceeding Party") provided by law, upon the occurrence and during the continuance of any Event of Default, each Proceeding Party is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to proceed directly, by right of set-off, banker's lien, or otherwise, against any assets of the Borrower which may be in the hands of such Proceeding Party (including all general or special, time or demand, provisional or other deposits and other indebtedness owing by such Proceeding Party to or for the credit or the account of the Borrower) and apply such assets against the Revolving Loans and all other amounts owed hereunder and under the other Credit Documents (the "Revolving Obligations"), irrespective of whether such Proceeding Party shall have made any demand therefor and although such Revolving Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     8.3   Benefit of Agreement.
           --------------------

          (a) This Agreement and the other Credit Documents to which the Borrower is a party will be binding upon and inure to the benefit of the Borrower, the Administrative Agent, Lenders and their respective successors and assigns, except that, the Borrower may not assign its rights and obligations hereunder or thereunder or any interest herein or therein without the prior written consent of all Lenders and any such attempted assignment shall be void. Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release such Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

          (b) From time to time following the Closing Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Commitment and/or Revolving Loans; provided that (i) such assignment, if not to a Lender or an Affiliate of the assigning Lender, shall be consented to by the Borrower at all times other than during the existence of a Default or Event of Default and by the Administrative Agent (which approval of the Borrower and the Administrative Agent shall not be unreasonably withheld or delayed), (ii) a copy of a duly signed and completed Assignment and Acceptance, in the form specified in the Existing Credit Agreement, shall be delivered to the Administrative Agent and the Borrower, (iii) except in the case of an assignment (A) to an Affiliate of the assigning Lender or to another Lender or (B) of the entire remaining Commitment of the assigning Lender, the portion of the Commitment assigned shall be a minimum aggregate principal amount of $10,000,000 and integral multiples thereof, and shall be of a constant and not varying percentage of the assigning Lender's rights and obligations under the respective Loans and Commitments relating thereto subject to the assignment, and (iv) the effective date of any such assignment shall be as specified in the Assignment and Acceptance, but not earlier than the date which is five Business Days after the date the Administrative Agent has received the Assignment and Acceptance. Upon obtaining any consent required as set forth in the prior sentence and payment of the requisite fee described below, the assignee named therein shall be a Lender for all purposes of this Agreement, with the Loans and Commitments therein set forth and, to the extent of such assignment, the assigning Lender shall be released from its further obligations under this Agreement. The Borrower agrees that it shall execute and deliver upon request (against delivery by the assigning Lender to the Borrower of any Note) to such assignee Lender, one or more Notes evidencing such assignee Lender's Loans, and to the assigning Lender, if requested, one or more Notes evidencing Loans under any Commitment retained by the assigning Lender. The Administrative Agent's consent to any assignment shall not be deemed to constitute any representation or warranty by any Administrative Agent-Related Person as to any matter. For purposes hereof, each mutual fund that is an Affiliate of a Lender shall be deemed to be a single Eligible Assignee, whether or not such fund is managed by the same fund manager as other mutual funds that are Affiliates of the same Lender.

          (c) The Administrative Agent shall maintain at its address referred to in Schedule 8.1 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) After receipt of a completed Assignment and Acceptance, and receipt of an assignment fee of $3,500 (including in the case of assignments to Affiliates of assigning Lenders), the Administrative Agent shall, promptly following the effective date thereof, provide to the Borrower and Lenders a revised Schedule 8.1 giving effect thereto.

          (e) Each Lender may from time to time, without the consent of any other Person, grant participations to one or more other Person (including another Lender) all or any portion of its Commitment and/or Revolving Loans; provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of Section 3 (but only to the extent that the cost of such benefits to the Borrower does not exceed the cost which the Borrower would have incurred in respect of such Lender absent the participation) and subject to Sections 3.7 and 8.2, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the participation agreement shall not restrict an increase in the combined Commitments or in the granting Lender's Commitment, so long as the amount of the participation interest is not increased, and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Credit Documents; provided, however, that the assigning Lender may, in any agreement with a participant, give such participant the right to consent to any matter which (A) extends the Termination Date or any other date upon which any payment of money is due to such participant, (B) reduces the rate of interest owing to such participant, any fee or any other monetary amount owing to such participant, or (C) reduces the amount of any installment of principal owing to such participant. Any Lender that sells a participation to any Person that is not a U.S. Person shall include in its participation agreement with such Person a covenant by such Person that such Person will comply with the provisions of
     Section 3.01(c) of the Existing Credit Agreement as if such Person were a Lender and provide that the Administrative Agent and the Borrower shall be third party beneficiaries of such covenant.

     8.4 No Waiver. No failure or delay on the part of the Administrative Agent or the Lenders in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Administrative Agent or the Lenders, on the one hand, and the Borrower, on the other hand, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent and the Lenders would otherwise have.

     8.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Administrative Agent and each Lender party hereto on the Closing Date for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of the Credit Documents, and the development, preparation, negotiation and execution of any amendment, waiver, consent, supplement or modification to, any Credit Documents, and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with any refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement, or preservation of any rights under any Credit Documents, and any other documents prepared in connection herewith or therewith, or in connection with any refinancing, or restructuring of any such documents in the nature of a "workout" or of any insolvency or bankruptcy proceeding, including Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. The agreements in this Section shall survive repayment of all Revolving Obligations.

     8.6 Amendments and Waivers. This Agreement and the other Credit Documents and the provisions hereunder and thereunder may not be amended, modified, waived or terminated except with the prior written consent of the Borrower and the Requisite Lenders, provided that no such amendment, modification or waiver shall (i) reduce the amount, or extend the maturity of any Note or any installment thereon, or reduce the rate of interest or extend the time of payment of interest thereon, or reduce any fee payable to any Lender hereunder, or change the duration or amount of any Lender's commitment hereunder, in each case without the written consent of each Lender directly affected thereby, (ii) amend, modify or waive any provision of (A) this Section, (B) the definition of "Requisite Lenders", or (C) Sections 3.3(b)(ii) and 3.3(b)(iv), in each case without the written consent of all of the Lenders, except as expressly provided herein, (iii) consent to the assignment or transfer of the rights and obligations of the Borrower hereunder, in each case without the written consent of all of the Lenders, except as expressly provided herein, or (iv) amend, modify or waive any provision of Section 7 without the prior written consent of the Administrative Agent.

     8.7 Usury Savings Provision. IT IS THE INTENT OF THE PARTIES HERETO TO CONFORM TO AND CONTRACT IN STRICT COMPLIANCE WITH APPLICABLE USURY LAW FROM TIME TO TIME IN EFFECT. ANY SUCH PAYMENTS SO CHARACTERIZED AS INTEREST MAY BE REFERRED TO HEREIN AS "INTEREST". ALL AGREEMENTS AMONG THE PARTIES HERETO ARE HEREBY LIMITED BY THE PROVISIONS OF THIS PARAGRAPH WHICH SHALL OVERRIDE AND CONTROL ALL SUCH AGREEMENTS, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WRITTEN OR ORAL. IN NO WAY, NOR IN ANY EVENT OR CONTINGENCY (INCLUDING WITHOUT LIMITATION PREPAYMENT OR ACCELERATION OF THE TERMINATION DATE OR THE MATURITY OF ANY REVOLVING OBLIGATION), SHALL ANY INTEREST TAKEN, RESERVED, CONTRACTED FOR, CHARGED OR RECEIVED UNDER THIS AGREEMENT OR OTHERWISE, EXCEED THE MAXIMUM NONUSURIOUS AMOUNT PERMISSIBLE UNDER APPLICABLE LAW. IF, FROM ANY POSSIBLE CONSTRUCTION OF ANY OF THE CREDIT DOCUMENTS OR ANY OTHER DOCUMENT OR AGREEMENT, INTEREST WOULD OTHERWISE BE PAYABLE IN EXCESS OF THE MAXIMUM NONUSURIOUS AMOUNT, ANY SUCH CONSTRUCTION SHALL BE SUBJECT TO THE PROVISIONS OF THIS PARAGRAPH AND SUCH AMOUNTS UNDER SUCH DOCUMENTS OR AGREEMENTS SHALL BE AUTOMATICALLY REDUCED TO THE MAXIMUM NONUSURIOUS AMOUNT PERMITTED UNDER APPLICABLE LAW, WITHOUT THE NECESSITY OF EXECUTION OF ANY AMENDMENT OR NEW DOCUMENT OR AGREEMENT. IF THE ADMINISTRATIVE AGENT OR ANY LENDER SHALL EVER RECEIVE ANYTHING OF VALUE WHICH IS CHARACTERIZED AS INTEREST WITH RESPECT TO THE REVOLVING OBLIGATIONS OWED HEREUNDER OR UNDER APPLICABLE LAW AND WHICH WOULD, APART FROM THIS PROVISION, BE IN EXCESS OF THE MAXIMUM LAWFUL AMOUNT, AN AMOUNT EQUAL TO THE AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE INTEREST SHALL, WITHOUT PENALTY, BE APPLIED TO THE REDUCTION OF THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL AND NOT TO THE PAYMENT OF INTEREST, OR REFUNDED TO THE BORROWER OR ANY OTHER PAYOR THEREOF, IF AND TO THE EXTENT SUCH AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE EXCEEDS THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL. THE RIGHT TO DEMAND PAYMENT OF ANY AMOUNTS EVIDENCED BY ANY OF THE CREDIT DOCUMENTS DOES NOT INCLUDE THE RIGHT TO RECEIVE ANY INTEREST WHICH HAS NOT OTHERWISE ACCRUED ON THE DATE OF SUCH DEMAND, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY LENDER INTENDS TO CHARGE OR RECEIVE ANY UNEARNED INTEREST IN THE EVENT OF SUCH DEMAND. ALL INTEREST PAID OR AGREED TO BE PAID TO THE ADMINISTRATIVE AGENT OR ANY LENDER SHALL, TO THE EXTENT PERMITTED BY APPLICABLE LAW, BE AMORTIZED, PRORATED, ALLOCATED AND SPREAD THROUGHOUT THE FULL STATED TERM (INCLUDING WITHOUT LIMITATION ANY RENEWAL OR EXTENSION) OF THIS AGREEMENT SO THAT THE AMOUNT OF INTEREST ON ACCOUNT OF SUCH PAYMENT DOES NOT EXCEED THE MAXIMUM NONUSURIOUS AMOUNT PERMITTED BY APPLICABLE LAW.

     8.8 Confidentiality. The Administrative Agent and each Lender shall use any confidential non-public information concerning the Parent, the Borrower and their respective Subsidiaries that is furnished to the Administrative Agent or such Lender by or on behalf of the Parent, the Borrower and their respective Subsidiaries in connection with the Credit Documents (collectively, "Confidential Information") solely for the purpose of evaluating and providing products and services to them and administering and enforcing the Credit Documents, and it will hold the Confidential Information in confidence. Notwithstanding the foregoing, the Administrative Agent and each Lender may disclose Confidential Information
(a) to their affiliates or any of their or their affiliates' directors, officers, employees, auditors, counsel, advisors, or representatives (collectively, the "Representatives") whom it determines need to know such information for the purposes set forth in this Section; (b) to any bank or financial institution or other entity to which such Lender has assigned or desires to assign an interest or participation in the Credit Documents or the Revolving Obligations, provided that any such foregoing recipient of such Confidential Information agrees to keep such Confidential Information confidential as specified herein; (c) to any governmental agency or regulatory body having or claiming to have authority to regulate or oversee any aspect of the Administrative Agent's or such Lender's business or that of their Representatives in connection with the exercise of such authority or claimed authority; (d) to the extent necessary or appropriate to effect or preserve the Administrative Agent's or such Lender's or any of their Affiliates' security (if any) for any Revolving Obligation or to enforce any right or remedy or in connection with any claims asserted by or against the Administrative Agent or such Lender or any of their Representatives; and (e) pursuant to any subpoena or any similar legal process. For purposes hereof, the term "Confidential Information" shall not include information that (x) is in the Administrative Agent's or a Lender's possession prior to its being provided by or on behalf of the Borrower, provided that such information is not known by the Administrative Agent or such Lender to be subject to another confidentiality agreement with, or other legal or contractual obligation of confidentiality to, the Borrower, (y) is or becomes publicly available (other than through a breach hereof by the Administrative Agent or such Lender), or (z) becomes available to the Administrative Agent or such Lender on a nonconfidential basis, provided that the source of such information was not known by the Administrative Agent or such Lender to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information.

     8.9 Nature of Lender's Obligations. Nothing contained in this Agreement or any other Credit Document and no action taken by the Administrative Agent or the Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make the Lenders a partnership, an association, a joint venture or other entity, either among themselves or with the Borrower or any Affiliate of the Borrower. Each Lender's obligation to make any Extension of Credit pursuant hereto is several and not joint or joint and several. A default by any Lender will not increase the pro rata share attributable to any other Lender.

     8.10 Indemnity by Borrower. The Borrower agrees to indemnify, save and hold harmless each Administrative Agent-Related Person and each Lender and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against the Borrower, any of their Affiliates or any of their officers or directors; (b) any and all claims, demands, actions or causes of action arising out of or relating to, the Credit Documents, any predecessor loan documents, the Commitments, the use or contemplated use of the proceeds of any Loan, or the relationship of the Borrower, the Administrative Agent and the Lenders under this Agreement; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (d) any and all liabilities, losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee.

     8.11 Nonliability of Lenders. The Borrower acknowledges and agrees that:

          (a) Any inspections of any property of the Borrower made by or through the Administrative Agent or the Lenders are for purposes of administration of the Credit Documents only, and the Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of the Borrower);

          (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Administrative Agent or the Lenders pursuant to the Credit Documents, neither the Administrative Agent nor the Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Administrative Agent or the Lenders;

          (c) Neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Administrative Agent (and the Lenders) and the Borrower, in connection herewith or therewith is solely that of debtor and creditor; and

          (d) No joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

     8.12 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of the Borrower, the Administrative Agent and the Lenders in connection with the Extensions of Credit, and is made for the sole benefit of the Borrower, the Administrative Agent and the Lenders, and the Administrative Agent's and the Lenders' successors and assigns. Except as provided in Sections 8.3 and 8.10, no other Person shall have any rights of any nature hereunder or by reason hereof.

     8.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     8.14 Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     8.15 Survival. The indemnities and payment obligations hereunder, including those set out in the Incorporated Loan Provisions and Section 8.5 hereof, shall survive the making and repayment of the Loans and termination of commitments hereunder.

     8.16 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York. The Borrower and the Lenders consent to the nonexclusive jurisdiction of the federal and state courts located in City of New York and waive, to the extent permitted by applicable law, the right to trial by jury.

                [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, this Agreement has been executed this day by duly authorized officers of the undersigned parties.

BORROWER:                    SABRE INC.,
                             a Delaware corporation

                             By: /s/ Jeffery M. Jackson
                                -------------------------------------
                             Name:   Jeffery M. Jackson
                             Title:  Executive Vice President and
                                     Chief Financial Officer

LENDERS:                     BANK OF AMERICA, N.A.,
                             as Administrative Agent and a Lender

                             By: /s/ Kevin Leader
                                -------------------------------------
                             Name:   Kevin Leader
                             Title:  Managing Director

                             GOLDMAN SACHS CREDIT PARTNERS L.P.

                             By:  /s/ Mark Denatale
                                -------------------------------------
                             Name:  Mark Denatale
                             Authorized Signatory

                             MORGAN STANLEY SENIOR FUNDING, INC.

                             By:/s/ T. Morgan Edwards II
                                -------------------------------------
                             Name:  T. Morgan Edwards II
                             Title: Vice President

                                Schedule 2.1
                    Schedule of Lenders and Commitments

                         Tranche A Revolving       Tranche A Revolving      Tranche B Revolving       Tranche B Revolving
             Lender       Committed  Amount       Commitment Percentage      Committed Amount        Commitment Percentage
             ------       -----------------       ---------------------      ----------------        ---------------------

Bank of America, N.A         $311,400,000                50.0%                       0                        0.0%

Goldman Sachs Credit
Partners L.P.                $311,400,000                50.0%                       0                        0.0%

Morgan Stanley Senior
Funding, Inc.                      0                      0.0%                 $242,200,000                 100.0%
                             -------------               -----                 ------------                 ------

     Totals:                  $622,800,000              100.0%                 $242,200,000                 100.0%

                              Schedule 2.2(a)

                        Form of Notice of Borrowing

Bank of America, N.A.
Mail Code: CA-706-05-09
Agency Administrative Services #5596
1850 Gateway Blvd., 5th Floor
Concord, CA 94520
Attn:  Brian Graybill
Ph:  (925) 675-8414
Fx:  (925) 969-2813

     RE: Credit Agreement dated as of October 10, 2000 (as amended and modified, the "Credit Agreement") among Sabre Inc., the Lenders identified therein and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby gives notice of a request for a Revolving Loan pursuant to Section 2.2(a) of the Credit Agreement:

                                       Tranche A                Tranche B
                                       Revolving Loan           Revolving Loan

(A)   Date of Borrowing
      (which is a Business Day)
                                       --------------           --------------

(B)   Interest rate basis
                                       --------------           --------------

(C)   Interest Period and the
      last day thereof
                                       --------------           --------------

In accordance with the requirements of Section 4.2 of the Credit Agreement, the undersigned Borrower hereby certifies that:

     (a) The representations and warranties contained in the Credit Agreement and the other Credit Documents (including the Incorporated Representations) are true and correct in all material respects as of the date of this request, and will be true and correct after giving effect to the requested Loan (except for those which expressly related to an earlier date); provided that, following the acquisition of GetThere, Inc., the representations and warranties made in respect of GetThere, Inc. and its Subsidiaries shall be made to the best of the Borrower's knowledge.

      (b) No Default or Event of Default exists, or will exist after giving effect to the requested Loan advance.

                                  Very truly yours,

                                  SABRE INC.

                                  By:
                                     ----------------------------------
                                  Name:
                                  Title:

                                Schedule 2.5

                                Form of Note

                                                            October 10, 2000

     FOR VALUE RECEIVED, the undersigned Borrower hereby promises to pay to the order of _______________________, its successor and assigns (the "Lender"), on or before the Termination Date to the office of the Administrative Agent in U.S. dollars and in immediately available funds as provided in the Credit Agreement, the Lender's [Tranche A] [Tranche B] Revolving Committed Amount or, if less, the aggregate unpaid principal amount of all [Tranche A] [Tranche B] Revolving Loans owing to the Lender; together with interest thereon at the rates and as provided in the Credit Agreement.

     This Note is issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of October 10, 2000 (as amended and modified, the "Credit Agreement") among Sabre Inc., the Lenders identified therein, and Bank of America, N.A., as Administrative Agent, to which Credit Agreement reference is hereby made for a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings provided in the Credit Agreement.

     The holder may endorse and attach a schedule to reflect borrowings evidenced by this Note and all payments and prepayments thereon; provided that any failure to endorse such information shall not affect the obligation of the undersigned Borrower to pay amounts evidenced hereby.

     In the event payment of amounts due hereunder are accelerated under the terms of the Credit Agreement, all such amounts shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the undersigned Borrower. Further, in the event this Note is not paid when due at any stated or accelerated maturity, the undersigned Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

     This Note shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the undersigned Borrower has caused this Note to be duly executed as of the date first written above.

                               SABRE INC.,
                               a Delaware corporation

                               By:
                                   -------------------------------------
                               Name:
                               Title:

                                Schedule 3.2

                       Notice of Extension/Conversion

Bank of America, N.A.
Mail Code: CA-706-05-09
Agency Administrative Services #5596
1850 Gateway Blvd., 5th Floor
Concord, CA 94520
Attn:  Brian Graybill
Ph:  (925) 675-8414
Fx:  (925) 969-2813

     RE: Credit Agreement dated as of October 10, 2000 (as amended and modified, the "Credit Agreement") among Sabre Inc., the Lenders identified therein and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

     The undersigned hereby gives notice pursuant to Section 3.2 of the Credit Agreement that it requests an extension or conversion of a Loan outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such extension or conversion is requested to be made:

                                           Tranche A            Tranche B
                                           Revolving Loans    Revolving Loans

(A)  Date of Extension or Conversion
     (which is the last day of the
     applicable Interest Period)
                                           --------------     --------------

(B)  Principal Amount of Extension or

     Conversion
                                           --------------     --------------

(C)  Interest rate basis
                                           --------------     --------------

(D)  Interest Period and the last day
     thereof
                                           --------------     --------------

     In accordance with the requirements of Section 4.2 of the Credit Agreement, the undersigned Borrower hereby certifies that:

          (a) The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date of this request, and will be true and correct after giving effect to the requested Loan advance (except for those which expressly relate to an earlier date); provided that, following the acquisition of GetThere, Inc., the representations and warranties made in respect of GetThere, Inc. and its Subsidiaries shall be made to the best of the Borrower's knowledge.

          (b) No Default or Event of Default exists, or will exist after giving effect to the requested Loan advance.

                                         Very truly yours,

                                         SABRE INC.

                                         By:
                                            -----------------------------
                                         Name:
                                         Title:

                             Schedule 4.1(c)(v)

                           Officer's Certificate

     Pursuant to Section 4.1(c)(v) of the Credit Agreement (the "Credit Agreement"), dated as of October 10, 2000, among Sabre Inc., a Delaware corporation (the "Corporation"), the Lenders identified therein and Bank of America, N.A., as Administrative Agent, the undersigned, _____________________ Secretary of the Corporation hereby certifies as follows:

     1. Attached hereto as Annex I is a true and complete copy of resolutions duly adopted by the Board of Directors of the Corporation on _______________________, 2000. The attached resolutions have not been rescinded or modified and remain in full force and effect. The attached resolutions are the only corporate proceedings of the Corporation now in force relating to or affecting the matters referenced to therein.

     2. Attached hereto as Annex II is a true and complete copy of the By-laws of the Corporation as in effect on the date hereof.

     3. Attached hereto as Annex III is a true and complete copy of the Certificate of Incorporation of the Corporation and all amendments thereto as in effect on the date hereof.

     4. The following persons are now duly elected and qualified officers of the Corporation, holding the offices indicated, and the signature appearing opposite his name below is his true and genuine signature, and such officer is duly authorized to execute and deliver on behalf of the Corporation, the Credit Agreement, the Notes to be issued pursuant thereto and the other Credit Documents and to act as a responsible officer on behalf of the Corporation under the Credit Agreement.

Name                       Office                            Signature
----                       ------                            ---------

                                                      ------------------------

                                                      ------------------------

     IN WITNESS WHEREOF, the undersigned has hereunto set his/her name and affixed the corporate seal of the Corporation.

                                               -----------------------------
                                               Secretary

                                               (CORPORATE SEAL)

Date:  ______________, 2000

     I, _____________________, ___________________ of Sabre Inc., hereby certify that _____________________, whose genuine signature appears above, is, and has been at all times since ______________________, a duly elected, qualified and acting ____________________ of Sabre Inc.

                                         _______________________________ of
                                         Sabre Inc.

                                                        ____________, 2000

                                Schedule 8.1
                  EURODOLLAR AND DOMESTIC LENDING OFFICES,
                           ADDRESSES FOR NOTICES

        Name           Legal Notices                         Domestic Lending Office            Eurodollar Lending Office
        ----           -------------                         -----------------------            -------------------------

Sabre Inc.              Sabre Inc.                                      N/A                                N/A
                        4255 Amon Carter Boulevard
                        MD 4224
                        Fort Worth, TX  76155
                        Attn:  Patricia A. Jones,
                               Director of Corporate Finance

                        Tel:  817-931-9277
                        Fax:  817-967-4911
                        Email: patricia.jones@sabre.com

                        With a copy to:

                        Sabre Inc.
                        4255 Amon Carter Boulevard

                        MD 4204
                        Fort Worth, TX  76155
                        Attn:  General Counsel

Bank of America, N.A.   Bank of America, N.A.                 Bank of America, N.A.               Bank of America, N.A.
                        Mail Code:  CA5-705-12-14             Mail Code:  CA4-706-05-09           Mail Code:  CA4-706-05-09
                        Diversified Industries #9994          Agency Administrative Services      Agency Administrative Services
                        555 California Street, 12th Floor     #5596                               #5596
                        San Francisco, CA  94104              1850 Gateway Boulevard, 5th Floor   1850 Gateway Boulevard, 5th Floor
                        Attn:  Kevin Leader                   Concord, CA  94520                  Concord, CA  94520
                        Tel:  415-622-8168                    Attn:  Brian Graybill               Attn:  Brian Graybill
                        Fax:  415-622-2385
                        Email:kevin.leader@bankofamerica.com  Tel:  925-675-8414                  Tel:  925-675-8414
                                                              Fax:  925-969-2813                  Fax:  925-969-2813
                                                              Email:                              Email:
                                                              Acct No.:                           Acct No.:
                                                              Ref:                                Ref:

Goldman Sachs Credit
Partners L.P.           Goldman, Sachs & Co.                  Goldman, Sachs & Co.                Goldman, Sachs & Co.
                        85 Broad Street - 6th Floor           85 Broad Street - 6th Floor         85 Broad Street - 6th Floor
                        New York, NY  10004                   New York, NY  10004                 New York, NY  10004
                        Attn:  Barbara Aaron                  Attn:  Sandra Stulberger            Attn:  Sandra Stulberger

                        Tel:  212-357-3111                    Tel:  212-902-5977                  Tel:  212-902-5977
                        Fax:  212-357-4597                    Fax:  212-357-4597                  Fax:  212-357-4597
                        Email:                                Email:                              Email:


Morgan Stanley Senior
Funding, Inc.           Morgan Stanley Senior Funding, Inc.   Morgan Stanley Senior Funding, Inc. Morgan Stanley Senior Funding, Inc
                        1633 Broadway - 26th Floor            1221 Avenue of the Americas         1221 Avenue of the Americas
                        New York, NY  10019                   35th Floor                          35th Floor
                        Attn:  James Morgan                   New York, NY  10020                 New York, NY  10020
                                                              Attn: Mark Cross / Dan Ryan         Attn: Mark Cross / Dan Ryan
                        Tel:  212-537-1470
                        Fax:  212-537-1867                    Tel:  212-762-6755 / 5802           Tel:  212-762-6755 / 5802
                        Email:  james.morgan@msdw.com         Fax:  212-762-9181                  Fax:  212-762-9181
                                ---------------------
                                                              Email:  mark.cross@msdw.com         Email:  mark.cross@msdw.com
                                                                      -------------------                 -------------------
                                                                       daniel.ryan@msdw.com                daniel.ryan@msdw.com

                                Schedule 5.1
                                ------------

                               See attached.

                                                               SCHEDULE 7.01


             EXISTING INDEBTEDNESS, LIENS AND NEGATIVE PLEDGES

Lease Financing Facility:  $108,732,447.77 (balance as of September 18, 2000 tranche roll over)

Bridge Credit Facility:    $200,000,000 due February 4, 2001*

Revolving Credit Facility: $149,000,000 (balance as of September 21, 2000 tranche roll over)

Other Indebtedness:        $29,817,271 (balance as of September 15, 2000)



* To be paid off by funds from the Bridge Credit Agreement, dated as October 10, 2000, which provides for revolving loans up to an aggregate principal amount of $865,000,000.